                                                                EXHIBIT 4.6


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                                DENAMERICA CORP.,
                              a Georgia corporation

                                   As Issuer,

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee


                   ------------------------------------------

                     SUPPLEMENTAL INDENTURE (SERIES B NOTES)

                            Dated as of July __, 1996

                   ------------------------------------------


                          Supplemental to the Indenture
                                     between
                                DenAmerica Corp.
                                       and
                       State Street Bank and Trust Company
                           dated as of March 29, 1996





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                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE, dated as of July __, 1996, between DENAMERICA CORP., a corporation duly organized and existing under the laws of the State of Georgia (the "Company"), having its principal office at 7373 N. Scottsdale Road, Suite D120, Scottsdale, Arizona 85253, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee"), as Trustee under the Indenture, dated as of March 29, 1996, between the Company and the Trustee (the "Indenture").

                             RECITAL OF THE TRUSTEE

         WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of March 29, 1996, pertaining to the Company's Series B 13% Subordinated Notes due 2003 (the "Series B Notes").

                             RECITALS OF THE COMPANY

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 31, 1996 between the Company and BEP Holdings, Inc., a Delaware corporation (the "Seller"), the Company has agreed to purchase from the Seller all of the outstanding common stock of Black-eyed Pea Restaurants U.S.A., Inc. ("BEP USA");

         WHEREAS, a portion of the consideration to be paid by the Company will consist of a senior subordinated promissory note of the Company (the "Purchase Price Note");

         WHEREAS, on or prior to the date of this Supplemental Indenture, the Company has repaid the Series A Debt (as defined in the Indenture) in full;

         WHEREAS, the Company desires, pursuant to Section 7.1 of the Indenture, to execute this Supplemental Indenture in order to amend the Indenture to reflect the issuance of the Purchase Price Note and the repayment of the Series A Debt, to subordinate the Series B Notes to the Purchase Price Note and make certain other changes; and

         WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture and has obtained consents from the Holders of a majority in aggregate principal amount of the Series B Notes in order for such provisions to be amended.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree for the equal and proportionate benefit of all Holders of the Series B Notes, as follows:

         Section 1. Section 1.1 shall be amended as follows:

         (a) The definition of "Company Intercreditor Agreement" shall be deleted in its entirety and replaced with the following:

                  ""Company Intercreditor Agreement" means the Intercreditor Agreement, dated as of July __, 1996, among the Company, certain Holders and the Trustee."

         (b) The following definitions shall be inserted immediately following the definition of the term "property":

                  ""Purchase Price Debt" means all Indebtedness of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing, under or with respect to: (a) the Purchase Price Debt Documents in an aggregate outstanding principal amount not exceeding the sum of (i) $15,000,000, plus (ii) the aggregate principal amount of Indebtedness evidenced by securities issued in payment of accrued interest on any Purchase Price Debt, less (iii) the amount of all permanent payments of principal made under the Purchase Price Debt Documents from time to time after the date hereof; and (b) interest (including interest accruing at the contract rate after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest is an allowed claim in such Insolvency or Liquidation Proceeding) accrued on the outstanding principal described in clause
         (a) and other amounts owing under the Purchase Price Debt Documents, and premiums, fees, costs, expenses, indemnities, reimbursements and other amounts owing under the Purchase Price Debt Documents.

                  "Purchase Price Debt Documents" means, collectively, (a) the Purchase Price Note, (b) each instrument or agreement pursuant to which obligations under the Purchase Price Note or any subsequent Purchase Price Debt Document are deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, maturities, principal amount, interest rates or other provisions, and (c) each other instrument or agreement executed in connection with or evidencing, governing, guarantying or securing any Indebtedness or other obligations under any instrument or agreement referred to in the foregoing clauses (a) and (b); in each case (with respect to any instrument or agreement referred to in the foregoing clauses (a), (b) or (c)), as modified, amended or supplemented from time to time.

                  "Purchase Price Note" means the Senior Subordinated Promissory
         Note issued by the Company to BEP Holdings, Inc. on June __, 1996.""

         (c) The definition of "Senior Indebtedness" shall be deleted in its entirety and replaced with the following:

                  ""Senior Indebtedness" means the Senior Credit Agreement Debt and the Purchase Price Debt."

         (d) The definitions of "Senior Series A Intercreditor Agreement" and "Senior Subordinated Intercreditor Agreement" shall be deleted in their entirety and replaced with the following:

                  ""Senior Purchase Price Debt Intercreditor Agreement" means the Senior Intercreditor Agreement, dated as of July __, 1996, between the Agent under the Credit Agreement and the holder of the Purchase Price Note.

                  "Senior Subordinated Intercreditor Agreement" means the Intercreditor Agreement, dated as of July __, 1996, among the Trustee, certain Holders and the Agent under the Credit Agreement."

         (e) The following definitions shall be inserted immediately following the definition of the term "Special Default Period":

                  "Sub-Series B-1 Notes" means the Series B Note evidenced on June 30, 1996 by Certificate No. B-3 in the principal amount of $1,456,000.00, and any Series B Notes issued upon the transfer, exchange or replacement of such Series B Note after June 30, 1996.

                  "Sub-Series B-2 Notes" means the Series B Notes evidenced on June 30, 1996 by Certificate Nos. B-1 and B-2 in the aggregate principal amount of $16,794,000, and any Series B Notes issued upon the transfer, exchange or replacement of such Series B Notes after June 30, 1996."

         (f) The definitions of "Series A Debt," "Series A Documents," "Series A Indenture" and "Series A Notes" shall be deleted in their entirety.

         Section 2. Except in the case of Sections 3.8, 3.9, 4.9(a), 4.10(e)(ii), 4.12(a)(v), 4.12(b), 4.13(b) and 4.13(c) of the Indenture (which
Sections are being separately amended below):

         (a) all references in the Indenture and the Series B Notes to "no Series A Notes are" shall be deleted and replaced with "the Purchase Price Note is not";

         (b) all references in the Indenture and the Series B Notes to "any Series A Notes are" shall be replaced with "the Purchase Price Note is";

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
         (c) all other references in the Indenture and the Series B Notes to "Series A Notes" shall be deleted and replaced with "Purchase Price Note";

         (d) all references in the Indenture and the Series B Notes to "Series A Indenture" shall be deleted and replaced with "Purchase Price Note";

         (e) all references in the Indenture and the Series B Notes to "Series A Debt" shall be deleted and replaced with "Purchase Price Debt";

         (f) all references in the Indenture and the Series B Notes to "Series A Documents" shall be deleted and replaced with "Purchase Price Debt Documents"; and

         (g) all references in the Indenture and the Series B Notes to "Senior Series A Intercreditor Agreement" shall be deleted and replaced with "Senior Purchase Price Debt Intercreditor Agreement".

All references in the Indenture and the Series B Notes to "Section VIII of the Series A Indenture and" shall be deleted in their entirety.

         Section 3. The second paragraph of Section 3.1 shall be deleted in its entirety and replaced with the following:

                  "If the Company is required to offer to redeem Sub-Series B-1 Notes or Sub-Series B-2 Notes pursuant to Section 4.13(b)(i) or 4.13(c), respectively, it shall furnish the Trustee, at least five (5) Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate stating (a) that the Offer is being made pursuant to Section 4.13(b)(i) or 4.13(c), as the case may be, (b) the Redemption Date, (c) the maximum principal amount of Sub-Series B-1 Notes or Sub-Series B-2 Notes the Company is offering to redeem pursuant to the Offer, (d) the Redemption Price, and (e) the amount of accrued and unpaid interest thereon as of the Redemption Date."

         Section 4. Sections 3.8 and 3.9 shall be deleted in their entirety and replaced with the following:

         "Section 3.8  Mandatory Offers.

                  (a) Subject to the terms and conditions set forth herein, if the Company is required to offer to redeem Sub-Series B-1 Notes or Sub-Series B-2 Notes under Section 4.13 hereof, then the Company shall promptly mail a written offer to each Holder (with a copy to the Trustee) to redeem Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) ("Offer"), which Offer shall contain all instructions and materials necessary

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
         to enable such Holders to tender Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) for redemption pursuant to the Offer and stating:
         (i) that an Offer is being made pursuant to Section 4.13 (b)(i) or (c) (as applicable), the length of time the Offer shall remain open, and the maximum aggregate principal amount of the Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) that the Company is required to redeem pursuant to such Offer; (ii) the Redemption Price for the Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable), the amount of accrued and unpaid interest on such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) as of the Redemption Date, and the Redemption Date (which date shall be not less than 20 days nor more than 40 days after the date the Offer is mailed); (iii) that any Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) not tendered for redemption will continue to accrue interest if interest is then accruing; (iv) that, unless the Company fails to deposit with the Paying Agent on the Redemption Date an amount sufficient to purchase all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered for redemption, interest shall cease to accrue after the Redemption Date on Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered for redemption; (v) that Holders electing to tender any Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portion thereof for redemption will be required to surrender such Sub-Series B-1 Notes or Sub-Series B- 2 Notes (as applicable), with a form entitled "Option of Holder to Elect Redemption" completed, to the Paying Agent at the address specified in the Offer prior to the close of business on the Business Day preceding the Redemption Date, provided that Holders electing to tender only a portion of any Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) for redemption must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) for redemption if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered for redemption, and a statement that such Holder is withdrawing his election to have such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) (or portions thereof) redeemed; and (vii) that Holders whose Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) are tendered for redemption in part will be issued new Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) equal in principal amount to the unredeemed portion of Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) surrendered.

                  (b) Subject to the provisions of Article VIII and the restrictions on redemption set forth in the Credit Agreement and the Purchase Price Note, on the Redemption Date for any Offer, the Company will (i) in the case of an Offer resulting from one or more Equity Issuances, redeem the maximum principal amount of Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portions thereof tendered pursuant to such Offer that can be redeemed out of Excess Securities Proceeds from such Equity Issuances, (ii) deposit with the Paying Agent the aggregate Redemption Price of all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portions thereof to be redeemed and any accrued and unpaid interest on such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) as of the Redemption Date, and
         (iii) deliver or cause to be delivered to the Trustee all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder of such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) and the principal amount of such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portions thereof tendered by each such Holder. For purposes of this Section 3.8, the Trustee shall act as the Paying Agent.

                  (c) With respect to any Offer, (i) if less than all of the Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered pursuant to an Offer are to be redeemed by the Company for any reason, the Company and the Trustee shall select on or prior to the Redemption Date the Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portions thereof to be redeemed pursuant to Section 3.2, and (ii) if the Company deposits with the Paying Agent on or prior to the Redemption Date an amount sufficient to redeem all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) that have been tendered, interest shall cease to accrue on such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) as of the Redemption Date; provided, however, that if the Company fails to deposit an amount sufficient to redeem all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) that have been tendered, the deposited funds shall be used to redeem on a pro rata basis the Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) tendered for redemption and interest shall continue to accrue on all Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable), or the portion thereof, as applicable, not redeemed.

                  (d) Subject to the provisions of Article VIII and the restrictions on redemption set forth in the Credit Agreement and the Purchase Price Note, promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) or portions thereof accepted for redemption, an amount equal to the Redemption Price for, plus any accrued and unpaid interest on, such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable), (ii) with respect to any tendered Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) not accepted for redemption in whole or in part, the Trustee shall return such Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) to the Holder thereof, and (iii) with respect to any Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) accepted for redemption, in part, the Trustee shall authenticate and mail to each such Holder new Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable) equal in principal amount to the unredeemed portion of the tendered Sub-Series B-1 Notes or Sub-Series B-2 Notes (as applicable).

                  (e) The Company will (i) publicly announce the results of the Offer on or as soon as practicable after the Redemption Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

                  Section 3.9 Certain Acknowledgments. The Holders acknowledge that (a) the Purchase Price Note prohibits the redemption of Series B Notes by the Company at any time while the Purchase Price Note is outstanding (other than redemptions of Sub-Series B-1 Notes pursuant to Section 4.13(b)(i) hereof), and (b) that the Company shall not be permitted by the Purchase Price Note, and shall have no obligation hereunder, to redeem or make any offer to redeem any Series B Notes at any time while the Purchase Price Note is outstanding (other than redemptions of Sub-Series B-1 Notes pursuant to Section 4.13(b)(i) hereof)."

         Section 5. Section 4.9(a) shall be deleted in its entirety and replaced with the following:

                  "(a) Indebtedness of the Company under or in respect of the Purchase Price Note, as in effect on the date of its issuance or as amended, in an aggregate principal amount not to exceed $15,000,000 (plus any interest which is added to principal or capitalized under the terms of the Purchase Price Note), less the amount of any repayment or prepayment of the Purchase Price Note;".

         Section 6. Section 4.10(e)(ii) shall be deleted in its entirety and replaced with the following:

         "(ii) Excess Securities Proceeds remaining after (x) the redemption of Sub-Series B-1 Notes tendered pursuant to an Offer by the Company under
         Section 4.13(b)(i), (y) the prepayment of the Purchase Price Note pursuant to Section 2(d) thereof with any Excess Securities Proceeds after such redemption of Sub-Series B-1 Notes and (z) the redemption of Sub-Series B-2 Notes tendered pursuant to an Offer by the Company under
         Section 4.13(c) with any Excess Securities Proceeds after such redemptions of Sub-Series B-1 Notes and the Purchase Price Note, or"


         Section 7. Section 4.12(a)(C) shall be deleted in its entirety and replaced with the following:

         "(C) the Purchase Price Note, provided that such encumbrances or restrictions are no more burdensome than those in effect under the Purchase Price Note on the date of its issuance,".

         Section 8. Section 4.12(b) shall be deleted in its entirety and replaced with the following:

                  "(b) The Company will not enter into or become bound by any agreement or instrument that directly restricts the Company from making any payment on or in respect of the Series B Notes, except for the Credit Agreement, the Purchase Price Note, the Intercreditor Agreements and the documents governing any refinancing of the Purchase Price Note, provided, that such restrictions are not more restrictive than the restrictions provided in the Credit Agreement and the Intercreditor Agreements as in effect on July __, 1996 and the terms of the Purchase Price Note as in effect on the date of its issuance."

         Section 9. Sections 4.13(b) and (c) shall be deleted in their entirety and replaced with the following:

                  "(b) (i) If any Sub-Series B-1 Notes are outstanding on the closing date of such Equity Issuance, the Company shall, if and to the extent permitted by the Credit Agreement, and subject to the provisions of Article VIII, commence an Offer to redeem the maximum principal amount of Sub-Series B-1 Notes that may be redeemed with such Excess Securities Proceeds (as permitted by the Credit Agreement), at the Redemption Price therefor, plus accrued but unpaid interest thereon to the Redemption Date. The Offer shall be effected in accordance with
         Section 3.8 and Article III (to the extent applicable) and the provisions of this Section 4.13. (ii) If (x) the Purchase Price Note is outstanding on the closing date of such Equity Issuance and (y) no Sub-Series B-1 Notes are outstanding on the closing date of such Equity Issuance or, in the event that there are Sub-Series B-1 Notes outstanding on such date, there are Excess Securities Proceeds remaining after the making of the Offer to

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
         redeem Sub-Series B-1 Notes under Section 4.13(b)(1) above, then the Excess Securities Proceeds shall be applied to repay the Purchase Price
         Note in accordance with Section 2(d) of the Purchase Price Note, subject to the terms of the Credit Agreement. Any Excess Securities Proceeds which are in excess of the aggregate principal amount of the Sub-Series B-1 Notes outstanding on the closing date of such Equity Issuance (plus accrued but unpaid interest thereon through the Redemption Date) shall be immediately available for application to the repayment of the Purchase Price Note in accordance with Section 2(d) of the Purchase Price Note. If, after the making of redemptions pursuant to the Offer to the Holders of Sub-Series B-1 Notes, there are any Excess Securities Proceeds remaining from the portion of the aggregate Excess Securities Proceeds which was not immediately available for application to the repayment of the Purchase Price Note by reason of the preceding sentence, such remaining Excess Securities Proceeds shall be made available for application to the repayment of the Purchase Price Note."

                  (c) If (x) the Sub-Series B-1 Notes are not, and the Purchase Price Note is not, outstanding on the closing date of such Equity Issuance or (y) in the event that the Series B-1 Notes are, or the Purchase Price Note is, outstanding on the closing date of such Equity Issuance and there are Excess Securities Proceeds remaining after the making of the Offer to redeem the Sub-Series B-1 Notes under Section 4.13(b)(1) above and the repayment of the Purchase Price Note in accordance with Section 2(d) of the Purchase Price Note, then the Company shall, if and to the extent permitted by the Credit Agreement, and subject to the provisions of Article VIII, commence an Offer to redeem the maximum principal amount of Sub-Series B-2 Notes that may be redeemed with such Excess Securities Proceeds (in the case of clause
         (x) above) or such remaining Excess Securities Proceeds (in the case of clause (y) above)(in each case as permitted by the Credit Agreement), at the Redemption Price therefor, plus accrued but unpaid interest thereon to the Redemption Date. The Offer shall be effected in accordance with Section 3.8 and Article III (to the extent applicable) and the provisions of this Section 4.13. To the extent that any Excess Securities Proceeds remain after redemption of all Series B Notes tendered for redemption pursuant to such Offer, the Company may use the remaining amount for any purpose not prohibited by this Indenture."

         Section 10. Schedule 4.13 shall be amended by adding the following:

                  "Purchase Price Warrants

         See attached Purchase Price Warrant Certificate issued by DenAmerica to BEP Holdings, Inc. in connection with the issuance of the Purchase Price Note."

         A copy of the Purchase Price Warrant issued by DenAmerica to BEP Holdings, Inc. in connection with the issuance of the Purchase Price Note shall be attached to Schedule 4.13.

         Section 11. From and after the date hereof, the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Series B Notes.

         Section 12. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instruments.

                                  * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year above written.


                                         DENAMERICA CORP.


                                         By:___________________________________
                                         Title:________________________________

Attest:


_____________________________________
Title:_______________________________

                                         STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee


                                         By:___________________________________
                                         Title:________________________________


Attest:


_____________________________________
Title:_______________________________

STATE OF                   )        ___________________
                           )        ss:
COUNTY OF                  )        ___________________

         On this _____ day of June, 1996, before me, a Notary Public in and for said County and State, personally appeared the within named _____________ and____________, to me known, who each being first duly and severally sworn did say that they, said _____________ and____________, are the _____________
and____________ of DENAMERICA CORP., respectively; that the seal affixed to the foregoing instrument is the seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and that _____________ and____________ each acknowledges the execution of said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the date first hereinabove written.


                                   ____________________________________________
                                   Notary Public, State of ____________________

[SEAL]

COMMONWEALTH OF                     )       Boston
  MASSACHUSETTS                     )
                                    )       ss:
COUNTY OF SUFFOLK                   )       __________________

         On this _____ day of June, 1996, before me, a Notary Public in and for said County and State, personally appeared the within named ___________________, __________________________ to me known, who each being first duly and severally sworn did say that s/he, is the __________________________ of STATE STREET BANK AND TRUST COMPANY; that the seal affixed to the foregoing instrument is the seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and that s/he acknowledges the execution of said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the date first hereinabove written.

                                   ____________________________________________
                                   Notary Public, Commonwealth of Massachusetts
[SEAL]